Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust Reports Results for Fourth Quarter 2007
—Same-Property Portfolio Posts 5.1% NOI Growth—
— Commercial Development Generates $0.14 Per Share of Gains—
BIRMINGHAM, Ala., February 5, 2008 — Colonial Properties Trust (NYSE: CLP), a multifamily real estate investment trust (REIT) with commercial development and management capabilities, today reports results for the quarter and year ended December 31, 2007.
For the fourth quarter of 2007, the company reported net income of $3.2 million or $0.07 per diluted share, compared with $132.2 million, or $2.85 per diluted share, for the same period in 2006. Funds from Operations (FFO), a widely accepted measure of REIT performance, for the fourth quarter of 2007 was $35.4 million, or $0.62 per diluted share, compared with $75.8 million or $1.33 per diluted share in the same period a year ago. The decrease in net income and FFO from the fourth quarter of 2006 is primarily related to the gains associated with the sale of approximately $415 million of assets during the fourth quarter of 2006, the previously reported reduction in net income as a result of the office and retail joint venture transactions, the sale of certain non-core retail assets that occurred in the second and third quarters of 2007, and a reduction in gains recognized from for-sale residential activities.
Net income for the year ended December 31, 2007 was $342.1 million or $7.28 per diluted share, compared with $180.5 million, or $3.92 per diluted share for the same period in 2006. The increase from the previous year is primarily due to the gains recognized from the office and retail joint venture transactions that occurred in the second quarter of 2007, partially offset by the impairment charges recorded in the third quarter of 2007 and the joint venture transaction-related and other charges recorded in the second and fourth quarters of 2007.
FFO for the year ended December 31, 2007 totaled $101.2 million or $1.76 per diluted share, compared with $215.5 million, or $3.80 per diluted share for the same period in 2006. The decrease in FFO per share for the full year 2007 was primarily due to the net disposition of assets resulting from the company’s strategic initiative to focus on its multifamily business, a reduction in gains recognized from for-sale residential activities from the prior year, and the impact of the for-sale residential impairment charges. Excluding the impact of the for-sale residential impairment charges ($26.8 million net of tax, or $0.47 per diluted share), transaction related charges and other charges ($20.6 million or $0.35 per diluted share), FFO for the twelve months ended December 31, 2007 would have been $148.6 million or $2.59 per diluted share.
A reconciliation of net income available to common shareholders to FFO is included in the financial tables accompanying this press release.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Highlights for 2007
•	Achieved multifamily same-property net operating income (NOI) growth of 5.2 percent

•	Ended the year with same-property physical occupancy of 96.1 percent

•	Improved quality of multifamily portfolio through sale of 3,489 wholly-owned apartment homes with an average age of 20 years

•	Completed strategic plan to focus core operations on multifamily business
•	Contributed 24 office and two retail properties into joint venture with a total transaction value of $1.13 billion

•	Contributed 11 retail properties into joint venture with a total transaction value of $360.0 million

•	Sold 16 non-core retail assets outright for a total sales price of $265.8 million

•	Paid special dividend of $10.75 per share to common shareholders
•	Recognized $17.0 million, or $0.30 per diluted share in net income and FFO of gains from commercial development and for-sale residential activities

•	Recognized $3.3 million, or $0.06 per diluted share in net income and FFO of gains from sales of land and outparcels

•	Completed development and leased 100 percent of Colonial Center Brookwood a 160,000 square foot Class A office asset in our mixed-use project, Colonial Brookwood Village

•	Reduced overall leverage (debt plus preferred stock as a percentage of undepreciated book value) by 310 basis points from December 31, 2006 to 57.7 percent at December 31, 2007
Multifamily Operating Performance
NOI for the fourth quarter of 2007 increased 5.1 percent over the fourth quarter of 2006, for the 24,063 apartment homes included in the consolidated same-property results. This increase represents the 17th consecutive quarter of year-over-year same-property NOI growth for the company’s multifamily operations. Multifamily revenues increased 3.3 percent and expenses increased 0.4 percent compared with the fourth quarter of 2006. On a sequential basis, fourth quarter of 2007 multifamily same-property NOI increased 6.5 percent compared with the third quarter of 2007, with revenues increasing 0.7 percent and expenses decreasing 8.0 percent compared with the prior quarter. For the year ended December 31, 2007, multifamily same-property NOI increased 5.2 percent, with revenue growth of 4.5 percent and expense growth of 3.4 percent compared with 2006. A reconciliation of NOI to income from continuing operations is included in the financial tables accompanying this press release. Same-property physical occupancy as of December 31, 2007 was 96.1 percent, compared with 95.8 percent for the fourth quarter of 2006 and 96.0 percent in the third quarter of 2007.
“Our multifamily portfolio continued to produce solid operating results in the fourth quarter by posting year-over-year same-property NOI growth of 5.1 percent for the quarter and 5.2 percent for the year,” stated Reynolds Thompson Chief Executive Officer of Colonial Properties Trust. “Through our development activities and strategic dispositions, we have improved the quality, age and geographic diversification of our multifamily portfolio, which we believe is well positioned.”

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Multifamily Development Activity
Including joint venture development activity, the company had 2,875 apartment homes under construction at the end of the fourth quarter of 2007, with a total expected investment of approximately $241.2 million. The company’s current multifamily development pipeline includes eight wholly-owned communities comprising 2,022 units and two joint venture communities comprising 853 units. Included in the current multifamily development pipeline is the Enclave project, an 84-unit development located in uptown Charlotte, NC, which was previously part of our for-sale residential development pipeline. The company has determined that this project is better suited as a rental property. Construction is scheduled to be completed in the second quarter of 2008. Developments in the pipeline are primarily located in high-growth Sunbelt markets such as Charlotte, NC and Austin, TX.
Commercial Development Activity
The company had two office and four retail projects under construction at the end of the fourth quarter, with a total expected investment by the company of approximately $211.7 million. The two office development projects comprise 329,000 square feet of class A office space, and the four retail projects comprise an aggregate of approximately 1.0 million square feet. We anticipate the commercial developments will generally be sold into joint ventures upon completion with the capital expected to be recycled into additional development opportunities.
In December 2007, the company sold Colonial Promenade Alabaster II, a 355,200 square-foot retail development and Colonial Promenade Tutwiler II, which included two build-to-suit outparcel developments comprising 65,000 square feet located in Birmingham, AL, to a joint venture based on a total transaction value of $48.5 million. The company retained a 5 percent ownership interest and will continue to manage and lease the assets. The company recognized a gain of $8.2 million or $0.14 per diluted share (EPS and FFO) in the fourth quarter of 2007 as a result of this sale.
For-Sale Residential Development
The company had four active for-sale residential development projects at the end of the fourth quarter of 2007, with total expected project costs of $105.4 million, totaling 250 units. Additionally, the company has three residential lot developments.
During 2007, the company completed development of two condominium/townhouse projects comprised of 259 units, of which 134 units have been sold and 25 units are currently under contract. The net book value of the completed condominium/townhouse developments is $25.1 million, which is classified as held for sale on the company’s balance sheet.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Joint Venture Activity
In November 2007, the company and its partner DRA Advisors LLC disposed of their interest in nine office properties totaling 1.7 million square feet located in Huntsville, AL, that was originally acquired from the company in June 2007. As part of the transaction, the company acquired a 40 percent interest in three tenancies in common (TIC) investments of the same nine office properties for a total acquisition price of $85.2 million, which included the issuance of $55.9 million of third-party secured financing. The company continues to manage the nine properties and intends to reduce its ownership position to approximately 10 percent over the next twelve months.
In January 2008, the company acquired its partner’s 75 percent interest in the Colonial Village at Matthews Village, a 270-unit apartment community located in Charlotte, NC. The company acquired the partner’s interest for a total of $18.4 million, which included the assumption of $11.0 million of secured financing.
Additionally in January 2008, the company, through its wholly-owned subsidiary Colonial Properties Services, Inc., and its joint venture partner sold their interest in Colonial Grand at Canyon Creek, a 336-unit newly developed apartment community located in Austin, TX for a total transaction value of $38.0 million to a new joint venture, which included the assumption of $27.4 million of secured financing. As a result of this transaction, the company expects to recognize approximately $0.01 to $0.02 per diluted share of development gains in net income and FFO in the first quarter of 2008. The company, through its operating partnership Colonial Realty Limited Partnership, retained a 25 percent interest in the new joint venture, and continues to manage and lease the property.
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Defined Benefit Pension Plan Termination and Other Charges
During the fourth quarter of 2007, the company completed the previously disclosed termination of its defined benefit pension plan. In the fourth quarter, a charge of $0.9 million was recorded to finalize the termination, bringing the total charges recognized in 2007 in connection with this termination to $2.3 million, or $0.04 per diluted share. Additionally, the company continued its efforts to realign its corporate overhead to more closely reflect its multifamily business strategy by further reducing its corporate overhead, resulting in restructuring charges of an additional $1.5 million in the fourth quarter of 2007. For the year ending December 31, 2007, the company recorded $3.0 million, or $0.05 per diluted share in restructuring charges. As a result of this restructuring, the company anticipates on-going corporate overhead savings of approximately $4.0 million a year.
Increase of Revolving Line of Credit to $675 million
In January 2008, as previously reported, the company added $175 million of additional borrowing capacity through the accordion feature in its existing unsecured revolving credit facility, thereby

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

increasing the company’s revolving borrowing capacity to $675 million. The expanded credit facility, which matures in June 2012, will provide additional liquidity to be used to fund the company’s development pipeline and for general corporate purposes.
Quarterly Dividend on Common Shares
On January 31, 2008, the Colonial Properties Trust Board of Trustees approved a dividend of $0.50 per common share, payable on February 19, 2008 to shareholders of record as of February 11, 2008, representing an ex-dividend date of February 7, 2008.
2008 EPS and FFO per Share Guidance
The company’s updated guidance for the full-year 2008 for diluted EPS and FFO per share is set forth and reconciled below:

Full-Year
2008 Range
Low — High
Diluted EPS	$1.20 — $1.50
Plus: Real Estate Depreciation & Amortization	1.80 — 1.80
Less: Gain on Sale of Assets	(0.85) — (1.05)

Diluted FFO per share (1)	$2.15 — $2.25

(1)	The company has the option to redeem its outstanding $125 million 8 1/8 percent Series D preferred shares beginning in late April 2008. If the company redeems all of the outstanding Series D preferred shares in 2008, the company would expect to record a non-cash charge of $0.08 per diluted share related to the write-off of Series D preferred issuance costs. The 2008 FFO per share guidance range does not include the impact of such redemption.
Following are certain assumptions included in the company’s 2008 guidance:
•	Multifamily same-property growth in net operating income: 3.5 to 4.5 percent

•	Development spending of $350 to $400 million

•	Dispositions of $450 to $500 million

•	Corporate G&A expenses of $21 to $23 million

•	For-sale income from the company’s development activities: $0.15 to $0.25 per diluted share (EPS and FFO)

•	Land/out-parcel sales: $0.06 to $0.08 per diluted share (EPS and FFO)
The company’s revised guidance reflects reduced development spending across all property types, increased dispositions of multifamily assets and reduced corporate general and administrative costs.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

The company’s guidance is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Tuesday, February 5 at 1:00 p.m. Central Time. The call will include a review of the company’s fourth quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 28911554. Access to the live call and a replay will also be available through the company’s website at www.colonialprop.com under “Investor Services: General Information: Presentations.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investor Services: Financial Information and Filings” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture partnerships and pursuing development opportunities. As of December 31, 2007, the company owned or managed 37,570 apartment units, 16.3 million square feet of office space and 8.9 million square feet of retail shopping space located in key Sunbelt states from Virginia to California. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

and markets; performance of affiliates or companies in which we have made investments; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
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CONTACT:	Colonial Properties Trust Jerry A. Brewer, Senior Vice President, Corporate Treasury, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2007

BALANCE SHEET
($ in 000s)	As of	As of
	12/31/2007	12/31/2006

ASSETS
Real Estate Assets
Operating Properties	$2,431,082	$3,601,883
Undeveloped Land & Construction in Progress	531,410	434,196

Total Real Estate, before Depreciation	2,962,492	4,036,079

Less: Accumulated Depreciation	(290,134)	(420,374)
Real Estate Assets Held for Sale, net	253,641	381,445

Net Real Estate Assets	2,925,999	3,997,150

Cash and Equivalents	93,033	87,647
Restricted Cash	10,005	15,907
Accounts Receivable, net	25,534	26,138
Notes Receivable	30,756	61,269
Prepaid Expenses	8,845	19,519
Deferred Debt and Lease Costs	15,636	42,258
Investment in Unconsolidated Subsidiaries	69,682	92,892
Other Assets	50,340	88,997

Total Assets	$3,229,830	$4,431,777

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$39,316	$185,000
Notes and Mortgages Payable	1,575,921	2,165,884
Mortages Payable Related to Real Estate Assets Held for Sale	26,602	47,022

Total Long-Term Liabilities	1,641,839	2,397,906

Other Liabilities	127,663	150,760

Total Liabilities	1,769,502	2,548,666

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	2,439	7,406

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	—	104,760

Total Preferred Shares and Units, at Liquidation Value	225,000	329,760

Common Equity, including Minority Interest in Operating Partnership	1,232,889	1,545,945

Total Equity, including Minority Interest	1,460,328	1,883,111

Total Liabilities and Equity	$3,229,830	$4,431,777

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	12/31/2007	12/31/2006

Basic
Shares	47,216	46,145
Operating Partnership Units (OP Units)	10,053	10,579

Total Shares & OP Units	57,269	56,724

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2007

CONSOLIDATED STATEMENTS OF INCOME
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006

Revenue
Minimum Rent	$62,479	$91,500	$301,782	$346,714
Tenant Recoveries	945	5,678	11,742	22,628
Other Property Related Revenue	7,323	8,585	30,193	27,858
Construction Revenues	6,441	3,691	38,448	30,484
Other Non-Property Related Revenue	5,308	4,170	19,352	17,693

Total Revenue	82,496	113,624	401,517	445,377

Operating Expenses
Operating Expenses:
Property Operating Expenses	17,910	24,334	86,908	93,210
Taxes, Licenses, and Insurance	8,305	11,691	41,478	45,557

Total Property Operating Expenses	26,215	36,025	128,386	138,767
Construction Expenses	5,400	3,732	34,546	29,411
Property Management Expenses	2,728	2,790	12,182	12,590
General and Administrative Expenses	6,911	5,073	27,160	21,098
Management Fee and Other Expenses	4,716	3,574	15,677	12,618
Restructuring Charges	1,489	—	3,019	—
Depreciation	21,601	30,094	103,107	118,043
Amortization	852	4,795	10,596	17,535
Impairment	—	1,600	43,679	1,600

Total Operating Expenses	69,912	87,683	378,352	351,662

Income from Operations	12,584	25,941	23,165	93,715

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(17,575)	(31,003)	(90,390)	(119,445)
Losses on Retirement of Debt	—	(13)	(9,120)	(641)
Interest Income	1,183	1,893	8,358	7,753
Income (Loss) from Partially-Owned Investments	(402)	38,929	11,207	34,823
Gain on Hedging Activities	—	2,946	345	5,535
Gain on Sale of Property, net of income taxes of $5,161 (Q4) and $6,636 (YR) in 2007 and $1,932 (Q4) and $8,554 (YR) in 2006	10,275	26,848	314,201	66,794
Income Taxes and Other	97	819	15,831	(189)

Total Other Income (Expense)	(6,422)	40,419	250,432	(5,370)

Income before Minority Interest & Discontinued Operations	6,162	66,360	273,597	88,345

Minority Interest
Minority Interest of Limited Partners	(1,581)	284	(1,335)	766
Minority Interest in CRLP — Preferred	(1,813)	(1,813)	(7,250)	(7,250)
Minority Interest in CRLP — Common	(300)	(11,248)	8,231	(11,136)

Total Minority Interest	(3,694)	(12,777)	(354)	(17,620)

Income (Loss) from Continuing Operations	2,468	53,583	273,243	70,725

Discontinued Operations
Income from Discontinued Operations	3,980	8,493	13,830	31,725
Gain (Loss) on Disposal of Discontinued Operations, net of income taxes of $60 (Q4) and $1,839 (YR) in 2007 and $1,788 (Q4) and $8,554 (YR) in 2006	(181)	93,633	91,147	134,619
Minority Interest in CRLP — Common	(705)	(19,068)	(18,330)	(30,998)
Minority Interest of Limited Partners	164	59	(3,989)	(2,591)

Income from Discontinued Operations	3,258	83,117	82,658	132,755

Net Income	5,726	136,700	355,901	203,480

Dividends to Preferred Shareholders	(2,539)	(4,549)	(13,439)	(20,903)
Preferred Share Issuance Costs	—	—	(360)	(2,128)

Net Income Available to Common Shareholders	$3,187	$132,151	$342,102	$180,449

Earnings per Share — Basic
Continuing Operations	$—	$1.07	$5.60	$1.05
Discontinued Operations	0.07	1.81	1.78	2.92

EPS — Basic	$0.07	$2.88	$7.38	$3.97

Earnings per Share — Diluted
Continuing Operations	$—	$1.06	$5.52	$1.04
Discontinued Operations	0.07	1.79	1.76	2.88

EPS — Diluted	$0.07	$2.85	$7.28	$3.92

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2007

FOURTH QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006

Net Income Available to Common Shareholders	$3,187	$132,151	$342,102	$180,449
Minority Interest in CRLP (Operating Ptr Unitholders)	1,005	30,317	10,099	42,135
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	1,590	(258)	1,340	1,967

Total	5,782	162,210	353,541	224,551

Adjustments — Consolidated Properties
Depreciation — Real Estate	22,772	35,554	112,475	147,898
Amortization — Real Estate	385	5,573	9,608	21,915
Remove: Gain/(Loss) on Sale of Property, net of Income Tax and Minority Interest	(10,251)	(120,481)	(401,420)	(201,413)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest	10,052	29,129	20,240	44,502

Total Adjustments — Consolidated	22,958	(50,225)	(259,097)	12,902

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	4,806	4,051	16,563	15,576
Amortization — Real Estate	2,296	1,678	7,481	5,713
Remove: Gain/(Loss) on Sale of Property	(397)	(41,948)	(17,296)	(43,282)

Total Adjustments — Unconsolidated	6,705	(36,219)	6,748	(21,993)

Funds from Operations (1)(2)	$35,445	$75,766	$101,192	$215,460

FFO per Share (1)(2)
Basic	$0.62	$1.34	$1.78	$3.84
Diluted	$0.62	$1.33	$1.76	$3.80
(1) FFO for the twelve months ended December 31, 2007 includes a $43.3 million ($26.8 million, net of income taxes) non-cash impairment charge related to the Company’s for-sale residential business, which is equivalent to $0.47 per share (net of income taxes) per period. These charges were recorded during the three months ended September 30, 2007 and are not added back to net income (loss) when calculating FFO for the twelve months ended December 31, 2007.
(2) FFO for the twelve months ended December 31, 2007 includes an $20.5 million, or $0.36 per share, impact from items related to the Company’s strategic transactions that occurred during 2007. The transaction related and other charges are as follows: $12.8 million related to loss of retirement of debt (which includes $0.3 million related to debt cost write-off included in Interest Expense and Debt Cost Amortization on the Company’s Income Statement), $3.0 million of restructuring charges, $2.2 million related to the initiation of the pension plan termination and $2.5 due to an asset impairment charge. These charges are not added back to net income (loss) for the respective period when calculating FFO.
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

FOURTH QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Twelve Months Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006

Basic
Shares	46,656	45,814	46,356	45,484
Operating Partnership Units (OP Units)	10,193	10,579	10,367	10,678

Total Shares & OP Units	56,849	56,393	56,723	56,162

Dilutive Common Share Equivalents	—	566	653	536

Diluted
Shares	46,656	46,380	47,009	46,020
Total Shares & OP Units	56,849	56,959	57,376	56,698
Notes:
(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)

RECONCILIATION OF REVENUES
	Three Months Ended		Twelve Months Ended
	4Q07	4Q06	4Q07	4Q06

Divisional Total Revenues
Multifamily — Same-Property	$58,537	$56,645	$231,811	$221,842
Multifamily — Non Same-Property	18,642	27,386	76,131	98,677
Office	14,451	40,721	98,746	172,381
Retail	10,893	28,980	70,668	110,291

Total Divisional Revenues	102,523	153,732	477,356	603,191

Less: Unconsolidated Revenues — Mfam	(2,470)	(4,631)	(10,287)	(18,906)
Less: Unconsolidated Revenues — Off	(13,132)	(8,180)	(41,397)	(33,736)
Less: Unconsolidated Revenues — Rtl	(5,879)	(4,218)	(19,037)	(14,497)
Discontinued Operations	(10,295)	(30,940)	(62,918)	(138,852)
Construction Revenues	6,441	3,691	38,448	30,484
Unallocated Corporate Revenues	5,308	4,170	19,352	17,693

Cons. Rev, adj -’06 Disc Ops	82,496	113,624	401,517	445,377

Add: Add’l Disc Ops Rev, post filing	—	12,413	—	50,706

Total Consol. Rev, per 10-Q / K	$82,496	$126,037	$401,517	$496,083

RECONCILIATION OF EXPENSES
	4Q07	4Q06	4Q07	4Q06

Divisional Total Expenses
Multifamily — Same-Property	$21,374	$21,285	$88,713	$85,785
Multifamily — Non Same-Property	8,401	12,208	36,123	43,896
Office	5,710	13,553	35,181	59,765
Retail	3,112	7,922	21,926	30,970

Total Divisional Expenses	38,597	54,968	181,943	220,416

Less: Unconsolidated Expenses — Mfam	(1,167)	(2,145)	(5,296)	(8,095)
Less: Unconsolidated Expenses — Off	(5,557)	(3,480)	(17,283)	(14,205)
Less: Unconsolidated Expenses — Rtl	(1,892)	(1,223)	(5,986)	(4,603)
Discontinued Operations (1)	(4,197)	(12,325)	(29,191)	(55,637)
Impairment Charge — Discontinued Ops (1)	—	—	2,950	—
Other Expense	431	230	1,249	884

Total Property Operating Expenses	26,215	36,025	128,386	138,760
Construction Expenses	5,400	3,732	34,546	29,411
Property Management Expenses	2,728	2,790	12,182	12,590
General & Administrative Expenses	6,911	5,073	27,160	21,098
Management Fee and Other Expenses	4,716	3,574	15,677	12,618
Impairment Charge — Continuing Ops (2)	—	1,600	43,679	1,600
Restructuring Charge	1,489	—	3,019	—
Depreciation	21,601	30,094	103,107	118,043
Amortization	852	4,795	10,596	17,535

Cons. Exp, adj -’06 Disc Ops	69,912	87,683	378,352	351,655

Add: Add’l Disc Ops Exp, post filing	—	8,025	—	37,409

Total Consol. Exp, per 10-Q / K	$69,912	$95,708	$378,352	$389,064

RECONCILIATION OF NOI
	4Q07	4Q06	4Q07	4Q06

Divisional Total NOI
Multifamily — Same-Property	$37,163	$35,360	$143,098	$136,057
Multifamily — Non Same-Property	10,241	15,178	40,008	54,781
Office	8,741	27,168	63,565	112,616
Retail	7,781	21,058	48,742	79,321

Total Divisional NOI	63,926	98,764	295,413	382,775

Less: Unconsolidated NOI — Mfam	(1,303)	(2,486)	(4,991)	(10,813)
Less: Unconsolidated NOI — Off	(7,575)	(4,700)	(24,114)	(19,533)
Less: Unconsolidated NOI — Rtl	(3,987)	(2,995)	(13,051)	(9,897)
Discontinued Operations	(6,098)	(18,615)	(33,727)	(83,215)
Impairment Charge — Discontinued Ops (1)	—	—	(2,950)	—
Impairment Charge — Continuing Ops (2)	—	(1,600)	(43,679)	(1,600)
Unallocated Corporate Revenues	5,308	4,170	19,352	17,693
Other Expenses	(431)	(230)	(1,249)	(884)
Construction NOI	1,041	(41)	3,902	1,073
Property Management Expenses	(2,728)	(2,790)	(12,182)	(12,590)
General & Administrative Expenses	(6,911)	(5,073)	(27,160)	(21,098)
Management Fee and Other Expenses	(4,716)	(3,574)	(15,677)	(12,618)
Restructuring Charge	(1,489)	—	(3,019)	—
Depreciation	(21,601)	(30,094)	(103,107)	(118,043)
Amortization	(852)	(4,795)	(10,596)	(17,535)

Income from Operations	12,584	25,941	23,165	93,715
Total Other Income (Expense)	(6,422)	40,419	250,432	(5,370)

Income from Contin’g Ops (3)	6,162	66,360	273,597	88,345

Disc Ops	—	4,388	—	13,297
06 & 07 Disc Ops Other Inc(Exp)	—	11,868	—	6,455

Inc from Cont (3), per 10-Q / K	$6,162	$82,616	$273,597	$108,097

Notes:
(1) Of the $3.0 million impairment charge presented in discontinued operations, $2.5 million is related to a retail asset sold during the third quarter of 2007, and $0.45 million is a result of fire damage sustained during the third quarter of 2007 at a multifamily apartment community, which is now classified as Held for Sale on the Company’s Consolidated Balance Sheet.
(2) Of the $43.7 million impairment charge presented in continuing operations, $43.3 million is a non-cash impairment charge ($26.8 million net of income tax) recorded during the third quarter of 2007 related to the Company’s for-sale residential business as a result of the deterioration in the single family housing market primarily in Gulf Shores, Alabama and Charlotte, North Carolina, and dislocation in the mortgage markets, and $0.35 million is a result of fire damage sustained during the third quarter of 2007 at a multifamily apartment community.
(3) Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.